EX-99.e.2

FIRST AMENDMENT TO THE ACADEMY FUNDS TRUST
DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of this 20th day of April, 2012, to the Distribution Agreement, dated as of January 19, 2012, (the “Agreement”), is entered into by and among ACADEMY FUNDS TRUST, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”) and INNOVATOR MANAGEMENT, LLC, a Delaware limited liability company and the investment advisor to the Trust (the “Advisor”),.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Distribution Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the Trust, the Distributor and the Advisor agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ACADEMY FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/David Jacovini	By: /s/ James R. Schoenike
Name: David Jacovini	Name: James R. Schoenike
Title: President	Title:President
INNOVATOR MANAGEMENT, LLC
(with respect to section 5 only)

By: /s/David Jacovini
Name: David Jacovini
Title: President

Amended Exhibit B to the Distribution Agreement – Academy Funds Trust

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE – Effective February 1, 2012

Regulatory Distribution Annual Services per Fund Complex*
•0.75 basis point (0.0075) on all assets subject to the cap
•Minimum annual fee
•   $15,000 per Fund; capped at $35,000

Advertising Compliance Review/FINRA Filings
•$200 per job for the first 10 pages (minutes if tape or video); $20 per page (minute if tape or video) thereafter (includes FINRA filing fee)
•Non-FINRA filed materials, e.g. Internal Use Only Materials
$100 per job for the first 10 pages (minutes if tape or video)
•FINRA Expedited Service for 3 Day Turnaround
$1,000 for the first 10 pages (minutes if audio or video); $25 per page (minute if audio or video) thereafter.  (Comments are faxed.  FINRA may not accept expedited request.)
•Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable.
$500 for the first 10 pages (minutes if audio or video); $25/page (minute if audio or video) thereafter.

Licensing of Investment Advisor’s Staff (if required)
•$2,500 per year per registered representative
•Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
•Plus any FINRA and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets
•Design - $1,000 per fact sheet, includes first production
•Production - $500.00 per fact sheet per production period
•All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.

Plus Out-Of-Pocket Expenses – Including but not limited to typesetting, printing and distribution of prospectuses and shareholder reports, production, printing, distribution and placement of advertising and sales literature and materials, engagement of designers, free-lance writers and public relations firms, long-distance telephone lines, services and charges, postage, overnight delivery charges, NASD registration fees, record retention, travel, lodging and meals and all other out-of-pocket expenses.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit B (continued) to the Distribution Agreement
Academy Funds Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE - Effective February 1, 2012

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

•Business Line Functions Supported
•      Fund Administration and Compliance
•      Transfer Agent and Shareholder Services
•      Fund Accounting
•      Custody Services
•      Securities Lending Services
•      Distribution Services
•Daily Resource to Fund CCO, Fund Board, Advisor
•Provide USBFS/USB Critical Procedures & Compliance Controls
•Daily and Periodic Reporting
•Periodic CCO Conference Calls
•Dissemination of Industry/Regulatory Information
•Client & Business Line CCO Education & Training
•Due Diligence Review of USBFS Service Facilities
•Quarterly USBFS Certification
•Board Meeting Presentation and Board Support
•Testing, Documentation, Reporting

Annual Fee Schedule*
•$1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.